Exhibit 10.2

THIRD AMENDMENT AND WAIVER, dated as of June 4, 2008 (this “Amendment and Waiver”), to the Credit Agreement, dated of August 15, 2007 (as amended, restated, modified or otherwise supplemented, from time to time, the “Credit Agreement”), among ALLOY, INC., a Delaware corporation (“Borrower”), the Lenders party thereto and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

RECITALS

WHEREAS, the Borrower has requested and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment and Waiver, to amend and waive certain provisions of the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1. Amendments.

(a) Section 6.12(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Maintain on a consolidated basis a ratio of Quick Assets to current liabilities (including all principal due on Committed Loans and LC Obligations) of at least 1.00:1.00, commencing the Closing Date through and including January 31, 2008; and for periods thereafter as follows (i) 1.10:1.00, for each quarterly period ending April 30th and July 31st during the term of this Agreement and (ii) 1.35:1.00, for each quarterly period ending October 31th and January 31st during the term of this Agreement..”

(b) Section 7.06(d) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Borrower may issue (i) Equity Interests to pay consideration in connection with Permitted Acquisitions and (ii) up to 2,000,000 shares of its common stock as awards granted under its 2007 Employee, Director and Consultant Stock Incentive Plan on the terms and conditions described therein, subject to adjustment to give effect to any stock split, stock dividend or similar transaction.”

2. Waivers.

(a) The Administrative Agent and the Lenders hereby waive compliance with Section 6.12(a) of the Credit Agreement in order to the ratio of Quick Assets to current liabilities (including all principal due on Committed Loans and LC Obligations) to be less than 1.35:1.00 for the fiscal quarter ended April 30, 2008, provided that such ratio was not less than 1:00:1.00 at the end of such fiscal quarter.

(b) The Administrative Agent and the Lenders hereby waive compliance with Section 7.06(d) of the Credit Agreement regarding the issuance of Equity Interests to its employees, directors and consultants as expressly permitted pursuant to its 2007 Employee, Director and Consultant Stock Incentive Plan which have occurred prior to the date hereof.

3. Conditions of Effectiveness. This Amendment and Waiver shall become effective as of the date hereof, upon receipt by the Administrative Agent of this Amendment and Waiver, duly executed by the Borrower, the Guarantors and the Lenders.

4. Conforming Amendments. The Credit Agreement, the Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment and Waiver. Except as so amended and waived hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a) After giving effect to this Amendment and Waiver, (i) each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on and as of the date of this Amendment and Waiver except to the extent such representations or warranties relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or shall result from after giving effect to this Amendment and Waiver.

(b) The Borrower has the power to execute, deliver and perform this Amendment and Waiver and each of the other agreements, instruments and documents to be executed by it in connection with this Amendment and Waiver. No registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Amendment and Waiver and the other agreements, instruments and documents executed in connection with this Amendment and Waiver by the Borrower, other than registration, consents and approvals received prior to the date hereof and disclosed to the Lenders and which are in full force and effect.

(c) The execution, delivery and performance by the Borrower of this Amendment and Waiver and each of the other agreements, instruments, and documents to be executed by it in connection with this Amendment and Waiver, and the execution and delivery by each of the Guarantors of the Consent to this Amendment and Waiver, (i) have been duly authorized by all requisite corporate and limited liability company action, (ii) will not violate (A) any provision of law applicable to the Borrower or any Guarantor, any rule or regulation of any Governmental Authority applicable to the Borrower or any Guarantor or (B) the certificate of incorporation, by-laws, or other organizational documents, as applicable, of the Borrower or of any Guarantor or (C) any order of any court or other Governmental Authority binding on the Borrower or any Guarantor or any indenture, agreement or other instrument to which the Borrower or any Guarantor is a party, or by which the Borrower or any Guarantor or any of their respective properties are bound, and (iii) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of the Borrower or any Guarantor other than as contemplated by the Credit Agreement, except for any such violation, conflict, breach or default or Lien provided in clauses (ii)(A), (ii)(B) or (ii)(C) which could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) This Amendment and Waiver and each of the other agreements, instruments and documents executed in connection with this Amendment and Waiver to which the Borrower or the Guarantors are a party have been duly executed and delivered by the Borrower and each Guarantor, as the case may be, and constitutes a legal, valid and binding obligation of the Borrower and each Guarantor enforceable, as the case may be, in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

6. Miscellaneous.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

The amendments and waivers herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Credit Agreement.

This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment and Waiver.

THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

7. Reaffirmation.

The Borrower hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment and Waiver, (i) all terms and provisions contained in the Collateral Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Administrative Agent for the benefit of the Lenders as security for the Borrower’s obligations under the Notes, the Credit Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver; (b) reaffirms and ratifies all the representations and covenants contained in each Collateral Document; and (c) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under any Security Document.

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have signed and delivered this Amendment and Waiver as of the date first written above.

ALLOY, INC.

By:	/s/ Gina DiGioia
Name:	Gina DiGioia
Title:	Secretary

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Martha Novak
Name:	Martha Novak
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Martha Novak
Name:	Martha Novak
Title:	Senior Vice President

CONSENT

The undersigned, not parties to the Credit Agreement but as Guarantors under the Continuing and Unconditional Guaranty dated as of August 15, 2007, each hereby (a) accept and agree to the terms of the foregoing Amendment and Waiver, (b) acknowledges and confirms that all terms and provisions contained in the Loan Documents to which it is a party are, and shall remain, in full force and effect in accordance with their respective terms and (c) the liens, if any, heretofore granted, pledged and/or assigned to the Administrative Agent as security for the Obligations shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment.

TRIPLE REWARDS, LLC		INSITE ADVERTISING, INC.

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

DX COMPANY, INC.		CANAL PARK, LLC

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

SCONEX, LLC		MPM HOLDING, INC.

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

ARMED FORCES COMMUNICATIONS, INC.		ALLOY MARKETING AND PROMOTIONS, LLC

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

ALLOY MEDIA, LLC		THE STAFFING AUTHORITY, LLC

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

ON CAMPUS MARKETING, LLC		CARE PACKAGES, LLC

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

COLLEGIATE CARPETS, LLC		CHANNEL ONE LLC

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

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